As filed with the Securities and Exchange Commission on November 17, 2014

Registration No. 333-196804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1323993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicolas Grabar, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.25 par value per share (3)(4)
Preferred Stock, $0.25 par value per share (3)
Depositary Shares (3)
Purchase Contracts (3)
Units (3)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities is being registered as may periodically be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(3)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-196804) of Kindred Healthcare, Inc., which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on June 16, 2014. It is being filed with the SEC in order to register, in addition to the class of securities originally registered, additional classes of securities and to file or incorporate by reference additional related exhibits. The existing base prospectus, dated June 16, 2014 that currently forms part of the registration statement, is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the SEC.

PROSPECTUS

Kindred Healthcare, Inc.

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

We or selling stockholders may offer and sell from time to time, together or separately, shares of our common stock, par value $0.25 per share, shares of our preferred stock, par value $0.25 per share, depositary shares, purchase contracts and units, in amounts, at prices and on other terms to be determined at the time of the offering and to be described in an accompanying prospectus supplement.

In the case of an offering by a selling stockholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling stockholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement.

We or the selling stockholders may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. We provide more information about how the securities may be offered and sold in the section entitled “Plan of Distribution” beginning on page 5. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on the New York Stock Exchange under the symbol “KND.” On November 14, 2014, the last sale price of our common stock as reported on the New York Stock Exchange was $19.92 per share.

INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. YOU SHOULD READ THE “RISK FACTORS” SECTION ON PAGE 1 OF THIS PROSPECTUS AND CAREFULLY CONSIDER THE DISCUSSION OF RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated November 17, 2014

We and any selling stockholders are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on behalf of us. Neither we nor any selling stockholders have authorized anyone to give you any other information, and we or any selling stockholders take no responsibility for any other information that others may give you. We and any selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing an automatic shelf registration process. Under this shelf process, we or any selling stockholders may periodically sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our securities that we or any selling stockholders may offer. Each time we or any selling stockholders offer securities, we or any selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read both this prospectus and any prospectus supplement together with the documents referred to in “Where You Can Find More Information.”

References to “we,” “us,” “our,” the “Company” and “Kindred” are references to Kindred Healthcare, Inc. and its consolidated subsidiaries, unless it is clear from the context that we mean only Kindred Healthcare, Inc.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. All statements regarding our expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth

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opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from our expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in our filings with the SEC.

We caution you that any forward-looking statements made by us are not guarantees of future performance. You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

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KINDRED HEALTHCARE, INC.

Kindred Healthcare, Inc. is a healthcare services company that through its subsidiaries operates transitional care (“TC”) hospitals, inpatient rehabilitation hospitals (“IRFs”), nursing centers, assisted living facilities, a contract rehabilitation services business and a home health and hospice business across the United States.

We are organized into four operating divisions: the hospital division, the nursing center division, the rehabilitation division and the care management division.

The hospital division operates TC hospitals and IRFs. The nursing center division operates nursing centers and assisted living facilities. The rehabilitation division provides rehabilitation services primarily in hospitals and long-term care settings. The care management division primarily provides home health, hospice and private duty services to patients in a variety of settings, including homes, nursing centers and other residential settings. We believe that the independent focus of each division on the unique aspects of its business enhances its ability to improve the quality of its operations and achieve operating efficiencies.

Based upon the authoritative accounting guidance for business segments, our operating divisions represent five reportable operating segments: (1) hospitals, (2) nursing centers, (3) skilled nursing rehabilitation services (“SRS”), (4) hospital rehabilitation services (“HRS”) and (5) home health and hospice services. The SRS and HRS operating segments are both contained within the rehabilitation division, while home health and hospice services are contained within the care management division.

All financial and statistical information presented or incorporated by reference in this registration statement reflects the continuing operations of our businesses for all periods presented unless otherwise indicated.

Kindred Healthcare, Inc. is headquartered in Louisville, Kentucky and was incorporated in 1998. Our principal office is located at 680 South Fourth Street, Louisville, Kentucky 40202, and our telephone number is (502) 596-7300. Our website is www.kindredhealthcare.com. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in the securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 8.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of our securities by this prospectus for our general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sale of our securities by a selling stockholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

		Year Ended December 31,
(dollars in thousands)	Nine Months Ended September 30, 2014	2013	2012	2011	2010	2009
Ratio of Earnings to Combined Fixed Charges and Preference Dividends(1)(2)(3)	1.05	—	—	—	1.19	1.30

(1)	For the purpose of computing these ratios, “earnings” consists of consolidated pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries and income or loss from equity investees, plus fixed charges, distributed income of equity investees and amortization of capitalized interest, less interest capitalized; “fixed charges” consists of interest expense from continuing and discontinued operations, amortized debt discounts and fees, interest capitalized related to indebtedness and an estimated interest component of rental expense; “preference dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities. Kindred had no preferred stock outstanding during the periods indicated.

(2)	Kindred had no preferred stock outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preference dividends is the same as the ratio of earnings to fixed charges.

(3)	For the years ended December 31, 2013, 2012 and 2011, there was a deficiency of earnings to cover fixed charges of $53,054, $17,228 and $80,877, respectively.

DESCRIPTION OF COMMON STOCK

The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “By-Laws”), each as may be amended from time to time.

Authorized Shares

The Company is authorized to issue a total of 175,000,000 shares of common stock with 25 cent ($0.25) par value per share. As of October 31, 2014, there were 64,623,953 shares of common stock outstanding. The issued and outstanding shares of common stock are, and any shares of common stock issuable under the stock option plans or upon the exercise of any warrants for common stock will be, duly authorized, validly issued, fully paid and non-assessable.

Dividends

Holders of common stock are entitled to receive ratably such dividends as may be declared by the Company’s board of directors out of funds legally available therefor. We are subject to certain limitations on the declaration and payment of dividends, other than stock dividends, pursuant to the terms of our outstanding indebtedness.

Voting

Holders of common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders.

Rights Upon Liquidation, Dissolution or Winding Up

In the event of a liquidation, dissolution or winding up of the Company, holders of common stock would have the right to a ratable portion of assets remaining after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Holders of common stock will have no preemptive rights.

Listing

The Company’s common stock is quoted on the New York Stock Exchange under the ticker symbol “KND.”

Transfer Agent and Registrar

The registrar and transfer agent for the common stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021, (800) 736-3001.

Certain Restrictions

In order to help ensure that Ventas, Inc. (“Ventas”), a former affiliate of the Company, continues to meet the requirements for treatment as a real estate investment trust, the Certificate of Incorporation contains a provision prohibiting Tenet Healthcare Corporation and its successors (“Tenet”) from beneficially owning, directly or indirectly (including by application of certain attribution rules under the Internal Revenue Code), shares of our common stock in excess of the existing holder limit set forth in the Certificate of Incorporation for so long as Tenet remains a significant shareholder in Ventas. Any shares of our common stock beneficially owned by Tenet in excess of such existing holder limit, including shares beneficially owned by persons that are or become related to Tenet under the attribution rules, will be designated as “excess stock” and treated as described in the Certificate of Incorporation. The certificates evidencing our common stock contain a legend referencing the above restriction. In addition, if we engage in an “Accretive Transaction” (as defined in the Certificate of Incorporation), we will purchase from Ventas such number of shares as are necessary to prevent Ventas from beneficially owning in excess of 9.9% of the Company after giving effect to such Accretive Transaction.

The Certificate of Incorporation also states that we may not issue nonvoting equity securities to the extent prohibited by Section 1123(6)(a) of Chapter 11 of Title 11 of the United States Code.

Certain Statutory Provisions

In the Certificate of Incorporation, the Company has elected not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who purchases more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. By opting out of Section 203 of the DGCL, a stockholder that becomes an interested stockholder will be able to engage in a business combination transaction with us without prior board approval.

DESCRIPTION OF PREFERRED STOCK

The description below summarizes the general terms of our preferred stock. This section is a summary, and it does not describe every aspect of our preferred stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Certificate of Incorporation and our By-Laws, each as may be amended from time to time.

The Certificate of Incorporation authorizes our board of directors to issue preferred stock in one or more series and to establish the designations, powers, preferences and rights and the qualifications, limitations and restrictions of any series with respect to the number of shares included in such series, the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms. We may issue, without the approval of holders of common stock, preferred stock which has voting, dividend or liquidation rights superior to the common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock could, among other things, adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change in control of us. We are subject to certain limitations on the issuance of preferred stock pursuant to the terms of our outstanding indebtedness.

The Company is authorized to issue a total of 1,000,000 shares of preferred stock with 25 cent ($0.25) par value per share. We have no shares of preferred stock outstanding as of the date of this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The Company may issue fractional interests in shares of common or preferred stock, rather than shares of common or preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common or preferred stock, as applicable. The shares of common or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF PURCHASE CONTRACTS

The Company may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security, which may include debt obligations of third parties, such as U.S. Treasury securities, that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

The Company may issue units consisting of one or more purchase contracts, shares of preferred stock, shares of common stock or any combination of such of our securities, as specified in a related prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell from time to time, together or separately, the securities covered by this prospectus in one or more or any combination of the following transactions:

•	on the New York Stock Exchange, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and

•	through any other method permitted by applicable law.

We or the selling stockholders may sell our securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of our securities from time to time will be determined by us or the selling stockholders, as applicable, and, at the time of the determination, may be higher or lower than the market price of our securities on the New York Stock Exchange or any other exchange or market.

Our securities may be offered to the public, from time to time, through broker-dealers acting as agent or principal, including through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the offered securities will be subject to the conditions set forth in the applicable underwriting agreement. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders, as applicable, or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell our securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any profit on the sale of the securities by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders each may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of our securities, including liabilities arising under the Securities Act.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus or prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of our securities covered by this prospectus.

To facilitate the offering of the securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involve the sale by persons participating in the offering of more securities than we or the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

To comply with applicable state securities laws, our securities covered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, our securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for Kindred Healthcare, Inc. by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by counsel identified in the prospectus supplement with respect to any offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to Kindred Healthcare, Inc.’s Current Report on Form 8-K dated November 14, 2014 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Kindred Healthcare, Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RehabCare Group, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, incorporated in this prospectus by reference to Kindred Healthcare, Inc.’s Current Report on Form 8-K filed on October 4, 2011, have been incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in Kindred Healthcare, Inc.’s Current Report on Form 8-K dated October 4, 2011, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2010 consolidated financial statements of RehabCare Group, Inc. refers to the adoption of FASB Financial Accounting Standard No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Gentiva Health Services, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contain explanatory paragraphs relating to the Company’s restatement of its financial statements as described in Note 2 to the financial statements, an adverse opinion on the effectiveness of internal control over financial reporting and an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Harden Healthcare Holdings, Inc. which the registrant acquired as of December 31, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Harden Healthcare Holdings, Inc. Net Assets Sold (Certain Assets, Liabilities and Operations Related to the Harden Home Health and Hospice Divisions) incorporated by reference in Gentiva Health Services, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) (Exhibits 99.1 and 99.2 only) filed on December 23, 2013, for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

DOCUMENTS INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 (which financial statements and related audit report have been superseded by the financial statements and related audit report included in the Current Report on Form 8-K filed on November 14, 2014) filed with the SEC on February 28, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 filed with the SEC on May 9, 2014, June 30, 2014 filed with the SEC on August 11, 2014, and September 30, 2014 filed with the SEC on November 7, 2014;

•	portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2014 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Current Reports on Form 8-K filed with the SEC on

•	October 4, 2011 (Exhibits 99.3 and 99.4 only);

•	January 2, 2014;

•	January 16, 2014;

•	February 4, 2014;

•	February 21, 2014 (Item 8.01 and Exhibit 99.2 only);

•	March 26, 2014;

•	March 27, 2014;

•	March 28, 2014;

•	April 14, 2014 (excluding Item 7.01 and Exhibit 99.1);

•	April 17, 2014;

•	May 8, 2014 (Item 8.01 and Exhibit 99.2 only);

•	May 15, 2014 (Item 8.01 and Exhibit 99.1 only);

•	May 23, 2014;

•	June 3, 2014;

•	June 16, 2014 (SEC Accession No. 0001193125-14-237656);

•	June 16, 2014 (SEC Accession No. 0001193125-14-237710) (Item 8.01 and Exhibit 99.1 only);

•	June 20, 2014;

•	June 25, 2014;

•	July 25, 2014;

•	August 7, 2014 (Item 8.01 and Exhibit 99.2 only);

•	October 9, 2014 (Item 8.01 only);

•	October 14, 2014;

•	October 23, 2014;

•	October 31, 2014;

•	November 3, 2014;

•	November 6, 2014 (SEC Accession No. 0001193125-14-398918);

•	November 6, 2014 (SEC Accession No. 0001193125-14-399781) (Item 8.01 and Exhibit 99.2 only);

•	November 12, 2014 (Item 1.01 only);

•	November 14, 2014 (including a recast presentation of certain sections of Kindred Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013); and

•	November 17, 2014 (including the unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2014 and for the year ended December 31, 2013);

•	the description of our common stock and preferred stock contained in our Current Report on Form 8-K filed with the SEC on June 16, 2014;

•	“Part I. Financial Information—Item 1. Financial Statements” to Gentiva Health Services, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014;

•	“Part II. Financial Information—Item 8. Financial Statements and Supplementary Data” to Gentiva Health Services, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2013 filed with the SEC on November 14, 2014; and

•	Gentiva Health Services, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) (Exhibits 99.1 and 99.2 only) filed with the SEC on December 23, 2013.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 680 South Fourth Street, Louisville, Kentucky 40202, Telephone: (502) 596-7300, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Post-Effective Amendment to the Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law (the “DGCL”), a Delaware corporation may indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than a derivative action) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses and amounts actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Pursuant to Section 145(b) of the DGCL, in the case of proceedings brought by or in the right of the corporation, a Delaware corporation may indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner such person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, but Section 145(b) requires court approval before a person can be indemnified where such person has been adjudged to be liable to the corporation. Additionally, a Delaware corporation must indemnify officers and directors of the corporation against expenses if such person is successful on the merits or in defense of any proceeding referred to above.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation, in effect as of the date of this registration statement, includes a provision eliminating the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for transactions from which the director derives an improper personal benefit.

The indemnification of directors and officers authorized by the Certificate of Incorporation and our By-Laws is similar in scope to the provisions of the DGCL summarized above. However, the indemnification provisions of the By-Laws are limited to (i) officers, directors, agents and employees who as of September 13, 1999, were employed by, or serving as directors of, Kindred Healthcare, Inc. and (ii) agents and employees who were no longer employed by Kindred Healthcare, Inc. as of September 13, 1999, other than such agents and employees who were Kindred Healthcare, Inc.’s officers and directors prior to September 13, 1999.

Pursuant to the merger agreement related to the acquisition (the “RehabCare Acquisition”) of RehabCare Group, Inc. and its consolidated subsidiaries (“RehabCare”), Kindred Healthcare, Inc. must, until June 1, 2017, indemnify and hold harmless each former director and officer of RehabCare against expenses and amounts paid in connection with any proceeding in respect of or arising out of acts or omissions occurring or alleged to have occurred at or prior to the date of the RehabCare Acquisition in connection with such person’s service as an officer or director of RehabCare.

Kindred Healthcare, Inc. has entered into indemnification agreements with its directors and certain officers. The indemnification agreements provide such directors and officers with indemnification to the fullest extent permitted by the DGCL or other applicable law. The form of indemnification agreement between Kindred Healthcare, Inc. and certain of its officers is filed as Exhibit 10.31 to Ventas’ Form 10-K filed with the SEC on March 29, 1996. The form of indemnification agreement between Kindred Healthcare, Inc. and each member of its board of directors is filed as Exhibit 10.21 to Kindred Healthcare’s Form 10-K filed with the SEC on March 1, 2002.

Kindred Healthcare, Inc. maintains a directors’ and officers’ liability insurance policy. Pursuant to the Rehabcare Acquisition merger agreement, Kindred Healthcare, Inc. must, until June 1, 2017, also maintain a directors’ and officers’ insurance policy covering directors and officers of RehabCare covered as of the date of the RehabCare Acquisition.

Item 16. Exhibits.

See the “Exhibit Index,” which follows the signature page to this registration statement and is herein incorporated by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 17th day of November, 2014.

KINDRED HEALTHCARE, INC.

By:	/s/ Paul J. Diaz
Paul J. Diaz
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ Paul J. Diaz Paul J. Diaz	Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2014

/s/ Stephen D. Farber Stephen D. Farber	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 17, 2014

/s/ John J. Lucchese John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 17, 2014

* Phyllis R. Yale	Chair of the Board of Directors	November 17, 2014

* Joel Ackerman	Director	November 17, 2014

* Jonathan D. Blum	Director	November 17, 2014

* Thomas P. Cooper, M.D.	Director	November 17, 2014

* Heyward R. Donigan	Director	November 17, 2014

* Richard Goodman	Director	November 17, 2014

Signatures	Title	Date

* Christopher T. Hjelm	Director	November 17, 2014

* Frederick J. Kleisner	Director	November 17, 2014

* John H. Short, Ph.D.	Director	November 17, 2014

By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Underwriting Agreement for common stock.

1.2**	Underwriting Agreement for preferred stock.

1.3**	Underwriting Agreement for depositary shares.

1.4**	Underwriting Agreement for purchase contracts.

1.5**	Underwriting Agreement for units.

2.1	Agreement and Plan of Merger, dated as of February 7, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 7, 2011 (File No. 001-14057)).

2.2	Amendment to Agreement and Plan of Merger, dated May 12, 2011, among Kindred Healthcare, Inc., Kindred Healthcare Development, Inc. and RehabCare Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 12, 2011 (File No. 001-14057)).

2.3	Agreement and Plan of Merger, dated as of October 9, 2014, among Gentiva Health Services, Inc., Kindred Healthcare, Inc. and Kindred Healthcare Development 2, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 14, 2014 (File No. 001-14057)).

2.4	Agreement and Plan of Merger, dated as of November 11, 2014, among Kindred Healthcare, Inc., RehabCare Development 6, Inc., Centerre Healthcare Corporation, the Executing Stockholders (as defined therein) and the stockholder representative named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated November 12, 2014 (File No. 001-14057).

4.1	Articles IV, IX, X and XII of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed August 31, 2001 (File No. 333-68838)).

4.2	Indenture (including form of Note), dated as of April 9, 2014, among Kindred Healthcare, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 14, 2014 (File No. 001-14057)).

4.3	Third Amendment and Restatement Agreement dated as of October 31, 2014 to the Second Amended and Restated ABL Credit Agreement, by and among Kindred Healthcare, Inc., the other Credit Parties party thereto, the Consenting Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 3, 2014 (File No. 001-14057)).

4.4	Third Amendment and Restatement Agreement dated as of April 9, 2014 to the Second Amended and Restated Term Loan Credit Agreement, by and among Kindred Healthcare, Inc., the other Credit Parties party thereto, the New Term Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 14, 2014 (File No. 001-14057)).

4.5*	Form of Common Stock Certificate.

4.6**	Form of Preferred Stock Certificate.

4.7**	Form of Certificate of Designation of Preferred Stock.

EXHIBIT NUMBER	DESCRIPTION

4.8**	Form of Depositary Share Agreement.

4.9**	Form of Depositary Certificate.

4.10**	Form of Purchase Contract Agreement.

4.11**	Form of Purchase Certificate.

4.12**	Form of Unit Agreement.

4.13**	Form of Unit Certificate.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

12.1*	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1*	Consent of PricewaterhouseCoopers LLP relating to the audit report on the financial statements of Kindred Healthcare, Inc.

23.2*	Consent of KPMG LLP relating to the audit report on the financial statements of RehabCare Group, Inc.

23.3*	Consent of PricewaterhouseCoopers LLP relating to the audit report on the financial statements of Gentiva Health Services, Inc.

23.4*	Consent of Ernst & Young LLP relating to the audit report on the financial statements of Harden Healthcare Holdings, Inc. Net Asset Sold (Certain Assets, Liabilities and Operations Related to the Harden Home Health and Hospice Divisions).

23.5*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (as previously included on the signature page of the Form S-3 (File No. 333-196904) filed on June 16, 2014).

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.